Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Prudential Financial, Inc. of our report dated February 14, 2020, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Prudential Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

New York, NY

September 11, 2020